Exhibit 99(a)


               Culp Announces Second Quarter Fiscal 2006 Results


     HIGH POINT, N.C.--(BUSINESS WIRE)--Dec. 1, 2005--Culp, Inc. (NYSE:CFI) today reported financial and operating results for the fiscal 2006 second quarter and six months ended October 30, 2005.

     Overview

     For the three months ended October 30, 2005, net sales were $67.0 million compared with $75.4 million a year ago. The company reported a net loss of $4.2 million, or $0.36 per diluted share, for the second quarter of fiscal 2006 compared with a net loss of $4.2 million, or $0.36 per diluted share, for the second quarter of fiscal 2005. The financial results for the second quarter of fiscal 2006 include $3.8 million, or $0.33 per diluted share, in restructuring and related charges, after taxes. Excluding these charges, net loss for the second fiscal quarter was $332,000, or $0.03 per diluted share. The results for the second quarter of fiscal 2005 include restructuring and related charges and goodwill impairment of $4.7 million, or $0.41 per diluted share, after taxes. Excluding these charges, net income for the second fiscal quarter of 2005 was $505,000, or $0.04 per diluted share. (A reconciliation of the net income (loss) and net income (loss) per share calculations has been set forth on Page 6.)
     For the six months ended October 30, 2005, the company reported net sales of $129.3 million compared with $143.3 million for the same period a year ago. Net loss for the first six months of fiscal 2006 was $8.1 million, or $0.70 per diluted share, compared with a net loss of $5.2 million, or $0.45 per diluted share, for the same period last year. Excluding restructuring and related charges, net loss for the first six months of fiscal 2006 was $960,000, or $0.08 per diluted share. Excluding restructuring and related charges and goodwill impairment, net loss for the first six months of fiscal 2005 was $589,000, or $0.05 per diluted share.
     Robert G. Culp, III, chairman of the board and chief executive officer of Culp, Inc., said, "During the first six months of fiscal 2006, we have been implementing ambitious strategic plans in our operating segments - mattress ticking and upholstery fabrics. We are pleased with how much we have accomplished this year with respect to these operational initiatives. While we are not yet profitable in the upholstery fabrics segment, it is gratifying to see the improvement in this segment's operating results for the first six months on a year-over-year basis. Although the transition to a leaner and more agile business model is affecting our reported financial results, we believe we are taking the right steps to be competitive and position the company for growth over the long term in today's global marketplace.
     "Like others in our industry, our company's second quarter was affected by a shortage of polyurethane foam used in furniture and bedding and by surcharges for raw materials, both of which factors are related to disruptions from the hurricane activity on the Gulf Coast. In response, we implemented surcharges in October to our customers in both operating segments. We expect that these factors will continue to affect our business over the next quarter, although to a diminishing extent.

     Mattress Fabrics Segment

     Mattress fabric (known as mattress ticking) sales for the second quarter were $24.0 million compared with $26.9 million for the second quarter of fiscal 2005. On a unit volume basis, total yards sold declined by 2.3 percent over the second quarter of fiscal 2005. The average selling price for mattress ticking declined by 8.1 percent for the second quarter compared with the same period last year, primarily related to prices for the damask product line. This pricing trend reflects the ongoing shift mattress manufacturers are making to less expensive common border ticking, which is the fabric that goes on the side of mattresses and box springs. Sales in this segment were also affected by the industry-wide shortage of polyurethane foam used by mattress manufacturers. Operating income for this segment was $1.7 million, or 6.9 percent of sales, compared with $2.7 million, or 10.0 percent of sales, for the prior-year period. Operating income in this segment was affected by a customs assessment totaling $375,000 related to products imported in prior periods, which reduced operating margin by approximately 160 basis points. Additionally, these results reflect higher raw material prices that were not fully offset by the company's customer surcharges and manufacturing variances related to the start-up of the capital project.
     "Mattress ticking now accounts for over a third of Culp's overall business and we believe we have a strong competitive position in the marketplace," added Culp. "We are pleased to show improvement in our operating margins over the first quarter of fiscal 2006 as we have worked toward completing our capital project. During the second quarter, we began to ramp up production at our new Stokesdale, North Carolina, weaving operation and made excellent progress. We expect to realize further productivity gains in this operation in the third quarter and reach our target productivity levels by the end of fiscal 2006. We believe we are well positioned to achieve improved operating results in the second half of this year compared with those of the prior year period.

     Upholstery Fabrics Segment

     Sales for this segment were $43.0 million, an 11.3 percent decline compared with $48.5 million in the second quarter of fiscal 2005. Total yards sold declined by 9.5 percent, while average selling prices were down 2.6 percent compared with the second quarter of fiscal 2005. Sales of upholstery fabrics reflect continued soft demand industrywide for U.S. produced fabrics, driven by consumer preference for leather and suede furniture and other imported fabrics, including cut and sewn kits. However, the lower sales of U.S. produced fabrics were partially offset by higher sales of Culp's offshore produced fabrics. The shortage of polyurethane foam used by furniture manufacturers also affected sales for the quarter. Operating loss for the second quarter of fiscal 2006 was $69,000, compared with operating income of $216,000, for the same period a year ago. These results also reflect higher raw material prices that were not fully offset by the company's customer surcharges. For the first six months of fiscal 2006, operating losses were substantially reduced to $448,000 compared with $2.4 million in the prior year period.
     Culp said, "With respect to our U.S. upholstery fabric operations, through the first half of this year we have taken aggressive actions to substantially reduce our U.S. manufacturing costs and capacity and selling, general and administrative expenses. During this period we consolidated two velvet manufacturing operations, consolidated our finished goods distribution and design centers, closed two yarn manufacturing plants and announced a strategic alliance to outsource our decorative fabrics finishing operation. Additionally, we combined our sales, design and customer service activities for Culp Decorative Fabrics and Culp Velvets/Prints, the two divisions within the upholstery fabrics segment, resulting in a more unified approach for our customers. With the changes we have made since the beginning of fiscal 2006, we have reduced our selling, general and administrative expenses for upholstery fabrics by 33 percent compared with the first six months of fiscal 2005.
     "Once our outsourcing initiative for finishing services is completed, which is expected by the end of February 2006, Culp will have three U.S. manufacturing facilities operating in the upholstery fabrics segment - one for velvet fabrics, one for decorative fabrics and one for specialty yarns. As a result of these past restructuring actions, the book value of our U.S. based upholstery fabrics fixed assets is projected to be about $15 million by the end of the third quarter of fiscal 2006, compared with approximately $52 million at the end of fiscal 2004. Our objective is to attain a sustainable and profitable business model in the U.S. that, in conjunction with our offshore operations, will support our customers' fabric requirements.
     "Our non-U.S. operations continue to report favorable growth trends," Culp continued. "Sales of upholstery fabrics produced outside our U.S. manufacturing plants, including fabrics produced at our China facility, were up 79 percent year-over-year, and accounted for 29 percent of Culp's upholstery fabric sales for the quarter. We are enthusiastic about the innovative products we are now offering our customers and believe our non-U.S. produced business represents a significant growth opportunity for Culp."

     Balance Sheet

     "We have continued to focus on improving our balance sheet through this period of transition," Culp noted. "As previously announced, the company's $8.0 million unsecured credit facility was extended by one year in August. At the end of the second quarter, we closed on a long-term mortgage on our corporate headquarters for $4.3 million. Our balance sheet reflects $12.9 million in cash and cash equivalents compared with $5.1 million at the end of fiscal 2005. Additionally, we have continued to closely manage our inventories and have reduced them by $8.7 million, or 17 percent, since the end of the first quarter of fiscal 2006, primarily in our upholstery fabrics segment."

     Outlook

     Commenting on the business outlook, Culp remarked, "The third fiscal quarter is typically a slower period for our industry due to holiday vacation schedules. Additionally, we expect the polyurethane foam shortage and surcharges for raw materials will continue to affect our business, although at a diminishing rate as the quarter progresses. Overall, we anticipate a larger year-over-year decline in sales than the decline of 11 percent in the second quarter. With respect to our mattress ticking segment, we expect sales will show a decline over the third quarter a year ago, but to a slightly lesser extent than the decline in the second quarter. Operating income and margins in this segment are expected to improve over the same period last year due to the benefits from our capital project. In the upholstery fabrics segment, we expect continued growth in sales of fabrics produced outside the U.S. However, we believe sales of domestically produced upholstery fabrics will continue to reflect weak demand, resulting in a larger overall segment year-over-year decline than we had in the second quarter. Even with lower sales, we believe this segment's operating results will show year-over-year improvement with an operating loss for our third quarter that is less severe than the operating loss of $2.0 million for the same period of 2005.
     "Considering these factors, we expect the company to report a loss in the third quarter in the range of $0.07 to $0.12 per diluted share, excluding restructuring and related charges. This is management's best estimate at present, recognizing that future financial results are difficult to predict because the upholstery fabrics industry is undergoing a dramatic transition and many internal changes are still underway within the company. The actual results will depend primarily upon the level of demand throughout the quarter, the company's progress with respect to restructuring activities for our domestic upholstery fabrics operations and the impact of raw material costs."
     "The company estimates that restructuring and related charges of approximately $900,000 ($600,000, net of taxes, or $0.05 per diluted share) will be incurred during the third fiscal quarter. Including the restructuring and related charges, the company expects to report a net loss for the third fiscal quarter of $0.12 to $0.17 per diluted share." (A reconciliation of the projected net loss per share calculation has been set forth on Page 6.)
     In closing, Culp remarked, "Our primary focus for fiscal 2006 is to restore Culp to profitability. As we continue to work through this important period of transition, we are encouraged by the positive results of the strategic changes we have made throughout our operations. The substantial cost and capacity reductions we have made in our U.S. upholstery fabric operations are moving us closer to our goal of being profitable in this segment. Our non-U.S. produced upholstery fabric business, including our China platform, continues to show favorable trends and we believe there are additional opportunities for extending our global market reach and capabilities. We have strengthened our cost-competitive position on a global basis in mattress ticking and look forward to realizing the full benefits of the capital project in this segment. Overall, we believe we will see continued progress during the second half of fiscal 2006 with improved operating results for both the upholstery fabrics and mattress ticking segments over the same period last year."

     About the Company

     Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.
     This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives, and include but are not limited to statements about the company's future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Changes in consumer tastes or preferences toward products not produced by the Company could erode demand for the Company's products. In addition, strengthening of the U.S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.


                              CULP, INC.
                    Condensed Financial Highlights
                              (Unaudited)

                    Three Months Ended          Six Months Ended
                 ------------------------- ---------------------------
                 October 30,  October 31,   October 30,   October 31,
                     2005         2004         2005          2004
                 ------------ ------------ ------------- -------------

Net sales        $67,006,000  $75,406,000  $129,348,000  $143,255,000

Net loss         $(4,152,000) $(4,193,000) $ (8,093,000) $ (5,245,000)
Net loss per
 share:
   Basic         $     (0.36) $     (0.36) $      (0.70) $      (0.45)
   Diluted       $     (0.36) $     (0.36) $      (0.70) $      (0.45)
Net income (loss)
 per share, diluted,
 excluding
 restructuring and
 related charges
 and goodwill
 impairment (a)  $     (0.03) $      0.04  $      (0.08) $      (0.05)
Average shares
 outstanding:
   Basic          11,559,000   11,549,000    11,555,000    11,548,000
   Diluted        11,559,000   11,549,000    11,555,000    11,548,000

(a) Excludes restructuring and related charges of $6.2 million ($3.8 million, or $0.33 per diluted share, after taxes) for the second quarter of fiscal 2006. Excludes restructuring and related charges of $11.5 million ($7.1 million or $0.62 per diluted share, after taxes) for the first six months of fiscal 2006.

Excludes restructuring and related charges and goodwill impairment of $7.5 million ($4.7 million, or $0.41 per diluted share, after taxes) for the second quarter of fiscal 2005. Excludes restructuring and related charges and goodwill impairment of $7.5 million ($4.7 million or $0.40 per diluted share, after taxes) for the first six months of fiscal 2005.


 Reconciliation of Net Loss as Reported to Pro Forma Net Income (Loss)
                              (Unaudited)

                      Three Months Ended         Six Months Ended
                   ------------------------- -------------------------
                   October 30,  October 31,  October 30,  October 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------

Net loss, as
 reported          $(4,152,000) $(4,193,000) $(8,093,000) $(5,245,000)
Restructuring and
 related charges
 and goodwill
 impairment, net
 of income taxes     3,820,000    4,698,000    7,133,000    4,656,000
                   ------------ ------------ ------------ ------------

Pro forma net
 (loss) income     $  (332,000) $   505,000  $  (960,000) $  (589,000)
                 ============== ============ ============ ============


          Reconciliation of Net Loss Per Share as Reported to
                 Pro Forma Net Income (Loss) Per Share
                              (Unaudited)

                      Three Months Ended         Six Months Ended
                   ------------------------- -------------------------
                   October 30,  October 31,  October 30,  October 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
Net loss, as
 reported          $     (0.36) $     (0.36) $     (0.70) $     (0.45)
Restructuring and
 related charges
 and goodwill
 impairment, net
 of income taxes          0.33         0.41         0.62         0.40
Effect of rounding        0.00        (0.01)        0.00         0.00
                   ------------ ------------ ------------ ------------
Pro forma net
 (loss) income per
 share             $     (0.03) $      0.04  $     (0.08) $     (0.05)
                   ============ ============ ============ ============


                               Culp Inc.
        Reconciliation of Projected Range of Net Loss Per Share
          to Projected Range of Pro Forma Net Loss Per Share
                              (Unaudited)

                                                   Three Months
                                                      Ending
                                                    January 29,
                                                       2006
                                                 -----------------
Projected range of net loss
 per diluted share                                $(0.12)-$(0.17)
Projected restructuring and
 related charges, net of income taxes                       0.05
                                                 -----------------
Projected range of pro forma net loss
 per diluted share                                $(0.07)-$(0.12)
                                                 =================



    CONTACT: Culp, Inc.
             Investor Contact:
             Kenneth R. Bowling, 336-881-5630
             or
             Media Contact:
             Kenneth M. Ludwig, 336-889-5161